Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM RESERVE EXPERTS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion or incorporation by reference of, our summary report dated March 6, 2025 included in the Annual Report on Form 10-K of Prairie Operating Co. (the “Company”) for the fiscal year ended December 31, 2024, our reserve report dated March 17, 2025, with respect to the estimates of pro forma reserves of the Company as of December 31, 2024 included in or made part of the Current Report on Form 8-K filed on March 24, 2025, and our report dated January 4, 2024 with respect to the estimates of reserves and future net revenues of Nickel Road Operating LLC as of December 31, 2023 included in Amendment No. 2 to the Current Report on Form 8-K/A of the Company filed on March 19, 2024. We hereby further consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our summary report dated March 6, 2025, reserve report dated March 17, 2025, and report dated January 4, 2024 into this Registration Statement on Form S-3, including any amendments thereto (the “Registration Statement”), and the related Prospectuses of the Company, filed with the U.S. Securities and Exchange Commission. We also hereby consent to the references to our firm contained in the Registration Statement, including under the caption “Experts” in the Prospectuses.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

By:
W. Todd Brooker, P.E.
President

Austin, Texas

April 22, 2025

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